Exhibit 10.4
TOTAL SYSTEM SERVICES, INC.
DIRECTOR STOCK PURCHASE PLAN
     The name of this plan is the Total System Services, Inc. Director Stock Purchase Plan (the “Plan”). The purpose of the Plan is to enable Total System Services, Inc. (“TSYS”) to promote interest in its success, growth and development by providing directors of TSYS a convenient means of purchasing shares of TSYS Common Stock in the open market, by means of voluntary contributions and 15% matching contributions from TSYS.
ARTICLE I
DEFINITIONS
     A. Agent of the Plan, or Agent: The Bank of New York Mellon Corporation or one of its subsidiaries, and any duly appointed successor Agent of the Plan.
     B. Automatic Transfer Contribution Form: The form which a Participant forwards to TSYS so as to participate in the Plan or change the amount of the Participant’s quarterly contribution to the Plan. This form shall contain, in addition to other pertinent information, the quarterly dollar amount that the Director elects to contribute to the Plan by automatic transfer from the Director’s financial institution account, and a description, including the account number, of the Director’s financial institution account from which the Participant contribution shall be made.
     C. Company: Total System Services, Inc.
     D. Contribution Date: The date in each calendar quarter on which Participant contributions and matching TSYS contributions to the Plan shall be made. TSYS shall have the sole discretion to determine the Contribution Date and shall provide reasonable notification of such Contribution Date to the Participants.

     E. Director: Any person who currently serves or in the future shall be elected to serve as a member, advisory member or emeritus member of the Board of Directors of TSYS who receives compensation as fees or other cash remuneration for serving in such capacity.
     F. Effective Date of the Plan: The effective date of this amended and restated Plan is July 1, 2009. The original effective date of the Plan was October 15, 1987.
     G. Fund: All Participant contributions and TSYS contributions to the Plan made pursuant to the terms of the Plan and received by the Plan Agent to be held, managed and administered pursuant to the terms of the Plan.
     H. Participant: A Director who participates in the Plan and whose participation in the Plan shall not have been terminated.
     I. Plan: The Total System Services, Inc. Director Stock Purchase Plan (As Amended and Restated).
     J. Plan Year: The period commencing on January 1st of each year and ending on December 31st of each year.
     K. Stock Share Account: The separate account which is required to be established and maintained with respect to each Participant for the purpose of recording TSYS Common Stock purchased for and allocated to the Participant under the Plan.
     L. TSYS: Total System Services, Inc.
     M. TSYS Common Stock: The shares of common stock of the par value of $.10 per share of TSYS, and any shares which may be issued and exchanged for or upon a change of such shares whether in subdivision or in combination thereof and whether as a part of a classification or reclassification thereof, or otherwise.
ARTICLE II
PARTICIPATION
     A Director may become a Participant in the Plan by submitting an Automatic Transfer Contribution Form to TSYS. A Director whose participation in the Plan has been terminated or temporarily suspended pursuant to Article XIII of the Plan may reinstate his or her participation in the Plan by submitting a new Automatic Transfer Contribution Form to TSYS.

ARTICLE III
PARTICIPANT CONTRIBUTIONS
     A Participant may contribute to the Plan only through automatic quarterly contributions from the financial institution account identified in the Participant’s Automatic Transfer Contribution Form. Each such quarterly contribution may be in any amount of $5,000.00 or less, in the discretion of the Participant. Participant contributions will be made quarterly on Contribution Dates. TSYS shall remit each Participant’s contributions to the Agent on the appropriate Contribution Date.
     A Participant may change the amount of his or her automatic contribution by submitting a new Automatic Transfer Contribution Form. A Participant may terminate or temporarily suspend his or her participation in the Plan pursuant to Article XIII hereof.
ARTICLE IV
TSYS’ MATCHING CONTRIBUTIONS
     TSYS shall make matching contributions to the Plan for each Director who is a Participant in the Plan. The amount of each such matching contribution shall be equal to fifteen percent (15%) of the Participant’s contribution. Such matching contributions shall be made on the Contribution Date for the Participants.
     As TSYS contributions to the Plan must be treated by the Participants for whom such contributions are made as compensation for serving as Directors, such amount will be reflected on a Form 1099 furnished to Directors annually by TSYS or by the Agent.
ARTICLE V
ADMINISTRATION OF PLAN
     The Plan shall be administered by TSYS. TSYS may, from time to time, adopt rules and regulations not inconsistent with the Plan for carrying out the Plan or for providing for any and all matters not specifically covered herein.

     The functions and duties of TSYS in general, are as follows:
     (a) To establish rules for the administration and make interpretations of the Plan, which rules and interpretations will apply to all Participants similarly situated.
     (b) To make provision for payment of contributions to the Agent.
     (c) To maintain, with the assistance of the Agent, records, including, but not limited to, those with respect to Participant contributions and TSYS contributions and dividends paid to the Agent.
     (d) To file with the appropriate governmental agencies any and all reports and notifications required of the Plan and to provide all Participants with any and all reports and notifications to which they are by law entitled.
     (e) To engage a certified public accountant to perform an annual audit of the Plan.
     (f) To give prompt notification to the Agent of the effectiveness, the initiation of proceedings which could result in the termination of effectiveness and the termination of effectiveness of registration, exemption or qualification of the Plan and/or the TSYS Common Stock offered thereunder under federal and applicable state securities laws.
     (g) To receive from and, upon its approval thereof, to promptly forward to the Agent the written requests of Participants for the issuance of stock certificates for all or less than all of the shares of TSYS Common Stock in such Participants’ Stock Share Accounts.
     (h) To give prompt notification to the Agent of the Plan of the termination of the participation of any Participant for any reason whatsoever.
     (i) To perform any and all other functions reasonably necessary to administer the Plan.
     TSYS shall indemnify each employee of TSYS involved in the administration of the Plan against all costs, expenses and liabilities, including attorneys’ fees, incurred in connection with any action, suit or proceeding instituted against such employee alleging any act or omission or commission performed by such employee while acting in good faith in discharging his or her duties with respect to the Plan. This indemnification is limited to the extent such costs and expenses are not covered under insurance as may be now or hereafter provided by TSYS.

ARTICLE VI
AGENT OF THE PLAN
     The Agent of the Plan shall be The Bank of New York Mellon Corporation or one of its subsidiaries, or any successor Agent appointed by TSYS.
     The Agent shall receive all contributions made by TSYS and Participants in cash only. All contributions so received, (the “Fund”), shall be held, managed, and administered pursuant to the terms of the Plan. No part of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of the Participants and former Participants.
     Upon removal or resignation of such Agent, TSYS shall appoint a successor Agent of the Plan who shall have the same powers and duties as those conferred upon the original Agent hereunder. Upon acceptance of such appointment by the successor Agent, the predecessor Agent shall assign, transfer, and pay over to such successor Agent the funds and properties then constituting the Fund and any and all records it might have with regard to the Fund and the administration of the Fund.
     Any corporation into which any corporate agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any corporate agent may be a party, or any corporation to which all or substantially all of the business of any corporate agent may be transferred, shall be the successor of such agent without the filing of any instrument or performance of any further act.
     The Agent of the Plan shall have the following powers and authority in the administration and investment of the Fund:
     (a) To purchase for the benefit of the Participants shares of TSYS Common Stock in its name as Agent of the Plan, to retain the same and shares of TSYS Common Stock previously acquired under the Plan and to cause such shares to be allocated and disposed of pursuant to the terms of the Plan.
     (b) To cause any TSYS Common Stock held as part of the Fund to be registered in the Agent’s own name or in the name of one or more nominees, but the books and records of the Agent shall at all times show that all such investments are part of the Fund.

     (c) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments as may be necessary or appropriate to carry out the powers herein granted.
     (d) To employ subagents to engage in the actual open market purchase of TSYS Common Stock for the benefit of the Participants.
     (e) To do all such acts, take all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as the Agent may deem necessary or desirable to administer the Fund in order to carry out and satisfy the purposes and intent of the Plan.
     The Agent shall keep accurate and detailed accounts of all receipts, disbursements, and other transactions hereunder, including, but not limited to, Participant and TSYS contributions received, dividends and other distributions received, and TSYS Common Stock purchased, allocated and held for, and TSYS Common Stock sold for and distributed to, Participants hereunder. All accounts, books, and records relating to such transactions shall be open to inspection and audit at all reasonable times by any person designated by TSYS.
     Each month or according to a reporting schedule agreed to by TSYS and the Agent, the Agent shall send TSYS an electronic or written report setting forth all receipts, disbursements, and other transactions effected during such preceding month or reporting period, and setting forth the current status of the Fund.
ARTICLE VII
STOCK PURCHASES AND SALES
     The Agent of the Plan shall use the funds in the Plan to purchase shares of TSYS Common Stock in the open market for the benefit of the Participants.
     In the event that the Agent retains the services of subagents to make such purchases of shares of TSYS Common Stock, or to sell shares of TSYS Common Stock for the benefit of Plan Participants, such subagents shall not be controlled by, controlling or under common control with TSYS or its affiliates. Neither TSYS nor any of its affiliates shall have, nor exercise, directly or indirectly, any control or influence over the times when, or the prices at which,

TSYS Common Stock may be purchased or sold by the Agent or its subagents, the amounts of TSYS Common Stock to be so purchased or sold or the manner in which such TSYS Common Stock is to be purchased or sold. The Agent may retain the services of said subagents only upon the execution of subagency agreements by and between the Agent and subagents which sets forth terms and conditions not materially different from those contained herein with regard to the purchase and sale of TSYS Common Stock.
     Neither the Agent, TSYS, nor any subagent retained by the Agent shall have any responsibility as to the value of TSYS Common Stock acquired or disposed of under the Plan. The duties of the Agent and any subagent to cause the purchase or sale of TSYS Common Stock under the Plan shall be subject to any and all legal restrictions or limitations imposed at the time by governmental authority, including, but not limited to, the Securities and Exchange Commission, and shall be subject to any other restrictions, limitations or considerations deemed valid by such Agent or any subagent. Accordingly, neither the Agent, TSYS, nor any subagent shall be liable in any way if, as a result of such restrictions, limitations or considerations, the whole amount of funds available under the Plan for the purchase of TSYS Common Stock is not applied to the purchase of such shares at the time herein otherwise provided or contemplated.
ARTICLE VIII
ALLOCATION OF STOCK
     As promptly as practical after each purchase by the Agent (or any subagents) of TSYS Common Stock for the benefit of the Participants, the Agent shall determine the average cost per share of all shares so purchased. The Agent shall then ratably allocate such shares to the Stock Share Accounts of the Participants, charging each such Participant with the average cost, including transactional costs, of the shares so allocated. Full shares and fractional share interests in one share shall be allocated.

ARTICLE IX
ISSUANCE OF SHARES OR SALES OF TSYS COMMON STOCK
     A Participant may request that the Agent issue shares out of the Plan or sell all or less than all shares of TSYS Common Stock in a Participant’s Stock Share Account. As promptly as practicable, in accordance with and after receipt by the Agent of such Participant’s request, the Agent will: (1) issue such shares out of the Plan to such Participant in certificate form and send the certificate together with a check for any fractional share interests to the Participant; (2) transfer the shares out of the Plan in electronic form to be held in a TSYS common stock account with The Bank of New York Mellon Corporation or one of its subsidiaries for the benefit of the Participant; (3) transfer the shares out of the Plan for further transfer to the Participant’s brokerage or custodial account; or (4) sell all or the specified number of shares, deduct brokerage commissions and a transaction charge, and remit the net proceeds to the Participant by means of a check or an electronic transfer to a direct deposit account specified by the Participant. The Agent will notify TSYS of such issuance or sale of shares.
     Assignments or pledges of any interests under the Plan are not allowed.
ARTICLE X
DIVIDENDS AND DISTRIBUTIONS
     Cash dividends, stock dividends and stock splits received by the Agent will be allocated to each Participant’s Stock Share Account to the extent that such cash or stock is attributable to the allocated TSYS Common Stock in such Participant’s Stock Share Account. Cash dividends shall be used to acquire additional shares of TSYS Common Stock pursuant to the provisions of the Plan.
ARTICLE XI
VOTING RIGHTS
     Each Participant shall have the rights and powers of ordinary shareholders with respect to the shares of TSYS Common Stock in such Participant’s Stock Share Account, including, but not limited to, the right to vote such shares. TSYS shall deliver or cause to be delivered to the Participants or provide the Participants with access to all reports, proxy solicitation materials and all other disclosure type communications distributed to TSYS shareholders generally.
ARTICLE XII
REPORTS TO PARTICIPANTS
     As soon as practical following the end of each Plan Year, or more often and as often as TSYS may elect, TSYS and/or the Agent shall send to each Participant a written or electronic report of all transactions for his or her benefit under the Plan for that Plan year.
ARTICLE XIII
TERMINATION OR TEMPORARY SUSPENSION OF PARTICIPATION
     A Participant may terminate his or her participation in the Plan by contacting TSYS and providing TSYS with written instructions to terminate his or her Plan participation, which shall include instructions for distribution or sale of the shares in accordance with Article IX of the Plan. TSYS will communicate the Participant’s request to the Agent, and the Agent will distribute or sell the shares in accordance with such instructions as promptly as practicable. The Agent will notify TSYS of the issuance or sale of shares. If a Participant terminates his or her participation in the Plan, that Participant may re-enter the Plan by submitting a new Automatic Transfer Contribution Form to TSYS pursuant to Article II.
     A Participant may temporarily suspend his or her participation in the Plan by contacting TSYS and providing TSYS with written instructions to stop the Participant’s automatic contributions to the Plan and to maintain his or her Stock Share Account in the Plan. During the temporary suspension period, the Participant’s automatic contributions to the Plan and TSYS’ 15% matching contributions to the Plan will stop, but the Participant’s Stock Share Account will continue to receive cash dividends, stock dividends, stock splits and similar changes of ownership as provided in Article X hereof. The Participant may end such temporary suspension period and begin making contributions to the Plan again by submitting a new Automatic Transfer Contribution Form to TSYS pursuant to Article II.

ARTICLE XIV
TERMINATION OF STATUS AS A DIRECTOR
     Participation in the Plan shall automatically terminate without notice upon termination of the Participant’s status as a Director whether by death, retirement, resignation or otherwise. If the Participant retires or resigns, then the Participant may provide TSYS with written instructions for distribution or sale of the shares in accordance with Article IX of the Plan. TSYS will communicate the Participant’s request to the Agent, and the Agent will distribute or sell the shares in accordance with such instructions as promptly as practicable. The Agent will notify TSYS of the issuance or sale of shares. If no such instructions are provided by the former Participant, the shares will be transferred out of the Plan in electronic form to be held for the benefit of the Participant in a TSYS common stock account with The Bank of New York Mellon Corporation or one of its subsidiaries.
     If termination is by reason of death, settlement shall be made by the Agent, as promptly as practicable and after notification and approval by TSYS and will be to the Participant’s duly appointed legal representative after satisfaction of any applicable legal requirements.
ARTICLE XV
EXPENSES
     TSYS shall bear the cost of administering the Plan, including any transfer taxes incurred in transferring the TSYS Common Stock from the Plan to the Participants. Any broker’s fees, commissions, postage or other transaction costs actually incurred will be included in the cost of the TSYS Common Stock to Participants.
ARTICLE XVI
LIMITATION ON THE SALE OF STOCK
     No TSYS Common Stock will be offered or sold under the Plan to any Director in any state where the sale of such stock is not permitted under the applicable laws of such state. For purposes of this Article XVI, the offering or sale of stock is not permitted under the applicable laws of a state if, inter alia, the securities laws of such state would require the Plan and/or the TSYS Common Stock offered pursuant thereto, to be registered in such state and the Plan and/or TSYS Common Stock is not registered therein.
ARTICLE XVII
AMENDMENT, TERMINATION AND SUSPENSION OF THE PLAN
     The formula provisions of the Plan relating to Participant and TSYS contributions as set forth in Article III and Article IV, respectively, of the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. With the exception of the restrictions set forth in the previous sentence, TSYS reserves the right to amend the Plan at any time; however, no amendment shall affect or diminish any Participant’s right to the benefit of contributions made by such Participant or TSYS prior to the date of such amendment.
     TSYS reserves the right to terminate the Plan. In such event, there will be no further Participant contributions and no further TSYS contributions, but the Agent will make purchases of TSYS Common Stock out of available funds and will allocate such stock to the Stock Share Accounts of the Participants in the usual manner. Upon termination of the Plan, distributions of TSYS Common Stock and any cash held as a part of the Fund shall be governed by the provisions of Article XIV hereof.
     TSYS reserves the right to suspend its contributions to the Plan if the Board of Directors of TSYS determines that the financial condition of TSYS warrants such suspension. Such suspension shall remain in effect until such time as TSYS’ Board of Directors determines that the financial condition of TSYS warrants the restoration of the Plan to full active status. During the time TSYS contributions are suspended, TSYS’ Board of Directors shall determine whether Participant contributions are to be continued or suspended. If TSYS’ Board of Directors permits the continuance of Participant contributions, each Participant may elect to continue or suspend Participant contributions on his or her own behalf. If the Participant elects to continue to make Participant contributions while TSYS contributions are suspended, TSYS shall be under no obligation at any future date to make contributions with respect to such Participant’s contributions made during such period of suspension. During any period of suspension under this Article XVII, the Plan shall continue normal operation to the extent practical.
ARTICLE XVIII
SUSPENSION OR TERMINATION IF
STOCK PURCHASE IS PROHIBITED
     In addition to all rights to terminate or suspend the Plan otherwise reserved herein, it is understood that the Plan may be suspended or terminated at any time or from time to time by TSYS’ Board of Directors if the Plan’s continuance would, for any reason, be prohibited under any federal and state law even though such prohibition arises because of some act on the part of TSYS, including, but not limited to, TSYS engaging in a distribution of securities. If the Plan is suspended under this Article XVIII, no TSYS contributions or Participant contributions shall be made and no TSYS Common Stock shall be purchased until the Plan is restored to an active status. If the Plan is terminated pursuant to this Article XVIII, there shall be no further Participant contributions and no further TSYS contributions and there shall be no additional purchases of TSYS Common Stock. As soon as practical after the termination pursuant to this Article XVIII, distribution of TSYS Common Stock and any cash held as a part of the Fund shall be governed by the provisions of Article XIV hereof.
ARTICLE XIX
CONSTRUCTION
     This Plan shall be governed by and construed under the laws of the State of Georgia.